UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A/A

Amendment No. 1 to

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Barclays Bank PLC

(Exact name of Registrant as Specified in Its Charter)

England	None
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Churchill Place, London, England	E14 5HP
(Address of Principal Executive Office)	(Post Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.   ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.   ☐

Securities Act registration statement file numbers to which this form relates: 333-212571

Securities to be registered pursuant to Section 12(b) of the Act:

Amendment No. 1 to Form 8-A

The undersigned Registrant hereby amends the following Items, exhibits or other portions of the Registration Statement on Form 8-A filed with the Securities and Exchange Commission on May 9, 2019 as set forth in the pages attached hereto. Capitalized terms used herein and not otherwise defined have the meanings ascribed to such terms in the Form 8-A.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

The filing date of the Pricing Supplement is hereby amended to reflect past tense from future tense as follows:

The description of the terms and provisions of the Barclays Inverse US Treasury Composite ETN (TARP; 06742W570), iPath® US Treasury Steepener ETN (STPP; 06740L477), iPath® US Treasury Flattener ETN (FLAT; 06740L485), iPath® US Treasury 2-year Bull ETN (DTUL; 06740L469), iPath® US Treasury 2-year Bear ETN (DTUS; 06740L519),  iPath® US Treasury 5-year Bull ETN (DFVL; 06740P650), iPath® US Treasury 5-year Bear ETN (DFVS; 06740P643), iPath® US Treasury 10-year Bull ETN (DTYL; 06740L493), iPath® US Treasury 10-year Bear ETN (DTYS; 06740L451),  iPath® US Treasury Long Bond Bear ETN (DLBS; 06740L444),  Barclays ETN+ VEQTOR ETN (VQT; 06740C337), Barclays Women in Leadership ETN (WIL; 06742W430) , Barclays Return On Disability ETN (RODI; 06740D830), iPath® S&P 500 Dynamic VIX ETN (XVZ; 06741L609), iPath® S&P MLP ETN (IMLP; 06742A750) and the Barclays ETN+ Select MLP ETN (ATMP; 06742C723), each issued by the Registrant (the “Securities”) as set forth in the applicable pricing supplement, dated May 13, 2019 (the “Pricing Supplement”), respectively, and the related prospectus supplement dated July 18, 2016 (the “Prospectus Supplement”) to the prospectus dated March 30, 2018 (the “Prospectus”), each filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933 (“Rule 424(b)”) relating to the Securities to be registered hereunder included in the amended Registration Statement on Form F-3 (File No. 333-212571), which became effective on March 30, 2018.  The Registrant incorporates by reference the Prospectus, the Prospectus Supplement and the Pricing Supplement to the extent set forth below.

Item 2.  Exhibits.

Item 2 of the Form 8-A, Exhibits 4.2 through 4.17 are amended to include the sentence “incorporated by reference to Form 8-A filed by the Registrant with the Commission on May 9, 2019” and  Exhibit 99.1 is hereby amended to update the filing date of the Pricing Supplement from future tense to past tense as follows:

4.2                               Form of Global Security for Barclays Inverse US Treasury Composite ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.3                               Form of Global Security for iPath® US Treasury Steepener ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.4                               Form of Global Security for iPath® US Treasury Flattener ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9,

2019)

4.5                               Form of Global Security for iPath® US Treasury 2-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.6                               Form of Global Security for iPath® US Treasury 2-year Bear ETN  (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.7                               Form of Global Security for iPath® US Treasury 5-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.8                               Form of Global Security for iPath® US Treasury 5-year Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.9                               Form of Global Security for iPath® US Treasury 10-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.10                        Form of Global Security for iPath® US Treasury 10-year Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.11                        Form of Global Security for iPath® US Treasury Long Bond Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.12                        Form of Global Security for Barclays ETN+ VEQTOR ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.13                        Form of Global Security for Barclays Women in Leadership ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.14                        Form of Global Security for Barclays Return On Disability ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.15                        Form of Global Security for iPath® S&P 500 Dynamic VIX ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.16                        Form of Global Security for iPath® S&P MLP ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.17                        Form of Global Security for Barclays ETN+ Select MLP ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

99.1                        Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the amended Registration Statement on Form F-3 (File No. 333-212571) and Rule 424(b) filed with the Commission on March 30, 2018, July 18, 2016 and May 13, 2019, respectively).

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.2	Form of Global Security for Barclays Inverse US Treasury Composite ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.3	Form of Global Security for iPath® US Treasury Steepener ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.4	Form of Global Security for iPath® US Treasury Flattener ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.5	Form of Global Security for iPath® US Treasury 2-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.6	Form of Global Security for iPath® US Treasury 2-year Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.7	Form of Global Security for iPath® US Treasury 5-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.8	Form of Global Security for iPath® US Treasury 5-year Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.9	Form of Global Security for iPath® US Treasury 10-year Bull ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.10	Form of Global Security for iPath® US Treasury 10-year Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.11	Form of Global Security for iPath® US Treasury Long Bond Bear ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.12	Form of Global Security for Barclays ETN+ VEQTOR ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.13	Form of Global Security for Barclays Women in Leadership ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.14	Form of Global Security for Barclays Return On Disability ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.15	Form of Global Security for iPath® S&P 500 Dynamic VIX ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.16	Form of Global Security for iPath® S&P MLP ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

4.17	Form of Global Security for Barclays ETN+ Select MLP ETN (incorporated by reference to Form 8-A filed by the Registration with the Commission on May 9, 2019)

99.1

Prospectus, Prospectus Supplement and Pricing Supplement (incorporated herein to the extent provided above by reference to the Registrant’s filings under the Registration Statement on Form F-3 (File No. 333-212571) and Rule 424(b) filed with the Commission on March 30, 2018, July 18, 2016 and May 13, 2019, respectively).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BARCLAYS BANK PLC
(Registrant)

Date: May 15, 2019	By:	/s/ Ian Merrill
Name: Ian Merrill
Title: Managing Director